UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

February 19, 2014

Date of Report (Date of earliest event reported)

PLANET PAYMENT, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-35699	13-4084693
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

670 Long Beach Blvd., Long Beach, NY                      11561

(Address of principal executive offices)                          (Zip Code)

(516) 670-3200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02              Results of Operations and Financial Condition.

On February 25, 2014, Planet Payment, Inc. (the “Company”) issued a press release announcing preliminary ranges of certain financial results of the year ended December 31, 2013.  The press release is being furnished as Exhibit 99.01 to this Current Report on Form 8-K (this “Report”).

The information in this Report and the exhibit attached hereto are being furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall the information contained herein or in the accompanying exhibit be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference to such filing.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On February 19, 2014, the Company announced the appointment of Carl J. Williams, 62, as Chief Executive Officer of the Company, effective immediately.  Mr. Williams has served as a director on the Company’s Board of Directors since August 20, 2013 and as the Company’s president since November 11, 2013.  Mr. Williams was previously an advisor to the Company from April 2010 until Mr. Williams joined the Company’s Board of Directors.  Mr. Williams is a founder and has served as Chief Executive Officer of Baikal Group, LLC, a management consulting firm, since March 2002.  He served as a Managing Director of Pay Anywhere, LLC, a mobile credit card processing system, from May 2012 until July 2013.  Mr. Williams previously served as advisor of business development and international operations at Global Payments Inc., a payment processing company, from November 2008 until June 2013.  From March 2004 until November 2008, Mr. Williams was the President of World Wide Payment Processing for Global Payments.  From May 1996 to February 2002, Mr. Williams was President of Spherion Assessment Group, a business unit of Spherion Inc., a recruiting and staffing service, and served as Chairman and Chief Executive Officer of HR Easy, Inc. from 1996 until 1998 until it was acquired by Spherion Inc.  Mr. Williams previously served as the Divisional President of Merchant Services of National Processing Company, a payment processing company. Mr. Williams holds a B.A. from La Salle University.

The offer letter that Mr. Williams entered into with the Company in connection with his appointment as President in November 2013 was not changed as a result of his appointment to the Chief Executive Officer.

Concurrently with Mr. Williams’ appointment as the Company’s new Chief Executive Officer, Philip Beck ceased to serve as the Company’s Chief Executive Officer, but will continue as the Chairman of the Board of Directors (the “Board”).

On February 19, 2014, the Company issued a press release announcing the appointment of Mr. Williams as Chief Executive Officer of the Company.  The press release is being attached as Exhibit 99.01 to this Current Report on Form 8-K.

(c)

The information set forth above under Item 5.02(b) is hereby incorporated by referenced into this Item 5.02(c).

(e)

On February 19, 2014, the Company and Mr. Beck entered into an agreement regarding the terms of Mr. Beck’s separation from the Company and his continuing as Chairman of the Board and a consultant to the Company (the “Separation Agreement”). The Separation Agreement provides that the Company will provide Mr. Beck with the following benefits, conditioned upon Mr. Beck’s execution of a customary release of claims:

•                  separation payment in the aggregate gross amount of $370,000, which equals twelve months of Mr. Beck’s annual base salary;

•                  payment of the premiums to continue Mr. Beck’s existing health benefits under COBRA until August 30, 2015;

•                  continued coverage under the Company’s Directors and Officers Insurance Policy for not less than 24 months following his separation from employment; and

•                  accelerated vesting of outstanding option awards granted to Mr. Beck and extension of the period for Mr. Beck to exercise his outstanding vested options (including those that are accelerated) to expire on the shorter of (a) three years from the date that Mr. Beck ceases to provide services to the Company as director and consultant or (b) the remaining term applicable to such option grant.

During 2013, Mr. Beck received advanced payments of his bonus in the aggregate gross amount of $120,000 (the “Bonus Amount”), which payments were advances on his target bonus for 2013 subject to the achievement of the specified corporate objectives necessary to earn such target bonus and pursuant to the Separation Agreement, Mr. Beck agreed and acknowledged that the Company did not achieve all of the specific corporate objectives to earn the Bonus Amount and Mr. Beck would repay to the Company the net amount of the Bonus Amount paid to him after taxes.

The Company is currently in a close period under the rules of the Alternative Investment Market of the London Stock Exchange and cannot enter into any dealing with Mr. Beck regarding its securities. However, the Separation Agreement provided that it is the Board’s non-binding intention to, subject to compliance with applicable laws and regulations, grant Mr. Beck 150,000 shares (the “Shares”) of the Company’s common stock at a per share purchase price of $0.01 for an aggregate purchase price of $1,500.  The Shares will be unvested at the time of purchase and only become vested when the closing price of the Company’s common stock on The NASDAQ Stock Market is equal to or greater than $6.00 per share (the “Per Share Target”) for 30 consecutive trading days (the “Vesting Condition”) and Mr. Beck is still serving as Chairman of the Board on such 30th consecutive day.  Additionally, as of the date that the Company consummates a change of control transaction, the unvested Shares shall become vested if and only if (a) (i) the consideration for such change of control transaction paid to each share of the Company’s common stock is equal to or greater than to the Per Share Target or (ii) the fair market value of the Company’s common stock immediately following such change of control transaction is equal to or greater than the Per Share Target and (b) Mr. Beck is still serving as Chairman of the Board on the date the Company consummates change of control transaction.  If the Vesting Condition does not occur prior to May 31, 2015, then the Shares shall be forfeited and may be repurchased by the Company.  The Separation Agreement provided that it is the Board’s non-binding intent to authorize the issuance of the Shares once the Company is in an open period and is able to do so.

Pursuant to the Long-Term Incentive Restricted Stock Agreement, dated as of July 26, 2011, by and between the Company and Mr. Beck (the “Restricted Stock Agreement”), as of the date of Mr. Beck’s separation from employment, 320,250 shares subject to the Restricted Stock Agreement were forfeited and subject to the Company’s repurchase option, on a pro rata basis among each of the four Performance Goals (as set forth in Section 3.2.2 of the Restricted Stock Agreement).  Pursuant to the Separation Agreement, the Company exercised its option to repurchase those forfeited shares at an aggregate purchase price of $1.00.  The remaining shares subject to the Restricted Stock Agreement shall remain outstanding and subject to the terms of the Restricted Stock Agreement.

Following Mr. Beck’s separation of employment, the Company may engage Mr. Beck as a consultant to provide transitional services for the days, amount of time and services as mutually agreeable at a rate of $2,000 per day plus expenses.

The foregoing description of the Separation Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending March 31, 2014.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Exhibit Title

99.01	Press release announcing earnings results, dated February 25, 2014.

99.02	Press release announcing the appointment of Carl J. Williams as Chief Executive Officer, dated February 19, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLANET PAYMENT, INC.

Date: February 25, 2014	By:	/s/ Graham N. Arad
		Name:	Graham N. Arad
		Title:	Director, Senior Vice President,
General Counsel

Exhibit List

Exhibit No.	Exhibit Title

99.01	Press release announcing earnings results, dated February 25, 2014.

99.02	Press release announcing the appointment of Carl J. Williams as Chief Executive Officer, dated February 19, 2014.